UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 8, 2008

IAC/INTERACTIVECORP

(Exact name of registrant as specified in charter)

Delaware

0-20570

59-2712887

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

555 West 18th Street, New York, NY		10011
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (212) 314-7300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.              Other Events.

On December 8, 2008, IAC/InterActiveCorp (“IAC”) sold its 30% equity stake in Jupiter Shop Channel Co., Ltd., a Japanese TV shopping company, to affiliates of Sumitomo Corporation for an aggregate cash purchase price of forty-six billion (approximately $493 million).  The parties agreed to, as well as completed, this transaction on December 8, 2008 and the related documentation does not contain any significant post-closing or other ongoing obligations on the part of IAC.   A copy of the related press release is attached hereto as Exhibit 99.1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IAC/INTERACTIVECORP

By:	/s/ Gregory R. Blatt
Name:	Gregory R. Blatt
Title:	Executive Vice President and
General Counsel

Date:  December 11, 2008